Exhibit 99.1

                 MATERIAL TECHNOLOGIES, INC ANNOUNCES PLANS TO
             REPURCHASE UP TO 10,000,000 SHARES OF ITS OWN STOCK IN
                                THE OPEN MARKET

Los Angeles, California, February 26, 2003 --- MATERIAL TECHNOLOGIES, INC.
[MATECH] [OTC BB: MTEY] developers of metal fatigue detection, measurement, and monitoring technologies today announced that the company's Board of Directors has approved a plan to repurchase up to ten million common shares of the outstanding stock of the company in the open market.

"Management strongly believes that MTEY shares are trading well below current and expected future values, and coupled with existing market conditions, it is in the best interest of the company, and shareholders, to begin repurchasing shares in the open market," stated Robert M. Bernstein, MATECH's CEO.

It is anticipated that the company will start the repurchase by Thursday,
February 27th, 2003, and will complete this buyback within the next twelve months. The repurchases will be made from time to time in open-market transactions, or through privately negotiated transactions, subject to the availability of shares.

MATECH is engaged in the research and development of metal fatigue detection, measurement, and monitoring technologies. As such, the Company has developed a suite of devices for the non-destructive testing [NDT] of metal fatigue and a solution for subsequent real-time monitoring of structural integrity. These technologies can be applied in virtually any industry in which metal is a significant structural component; i.e.: Bridges, Aerospace, Oil & Gas,
Construction, Shipping, etc.

For more information contact: The Company 310-208-5589 or Juan Ferreira of
Corporate Image Bureau 407-774-9949

     Safe Harbor Statement under the Private Securities Litigation Reform Act of
     1995: Statements in this document looking forward in time involve risks and uncertainties, and therefore actual results may be materially different.
     Factors that could cause actual results to differ include activity levels in the securities markets and other risk factors such as customer order rates, cancellations, late delivery of customer components, late system delivery, production delays, dependence upon certain customers, dependencies upon key executives, competition, product liability risk, control by management, and other risks detailed in the applicable U.S.
     Securities and Exchange Commission requirements.